SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934.

                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          PEOPLES BANCORPORATION, INC.
                (Name of Registrant as Specified In Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [x]  No Fee Required.
      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid

[ ]  Fee paid previously with preliminary materials



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

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                          PEOPLES BANCORPORATION, INC.
                                 P. O. Box 1989
                          Easley, South Carolina 29641

                    Notice of Annual Meeting of Shareholders

                                  May 26, 2010

TO OUR SHAREHOLDERS:

         The Annual Meeting of Shareholders of Peoples Bancorporation, Inc. will be held on Wednesday, May 26, 2010 at 10:00 a.m., at Peoples Bancorporation, Inc., 1818 East Main Street, Easley, South Carolina 29640, for the following purposes:

          (1) To elect four directors to serve for three-year terms, or until their successors are elected and qualified to serve;

          (2) To vote on a nonbinding proposal to approve the compensation of our executive officers named in the Summary Compensation table of the accompanying proxy statement; and

          (3) To conduct such other business as may lawfully come before the Annual Meeting or any adjournments or postponements thereof.

         You are only entitled to notice of, and to vote at, the meeting and any adjournments or postponements if you were a shareholder of record at the close of business on April 12, 2010.

         A proxy statement and proxy solicited by our Board of Directors are enclosed. Please sign, date and return the proxy promptly. If you are a record owner of shares and attend the meeting, you may, if you wish, withdraw your proxy and vote in person.


                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            R. Riggie Ridgeway
                                            Chief Executive Officer
April 23, 2010
Easley, South Carolina


             WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY.

                          PEOPLES BANCORPORATION, INC.
                                 P. O. Box 1989
                          Easley, South Carolina 29641

                              --------------------

                                 PROXY STATEMENT
                              --------------------

         We are providing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Peoples Bancorporation, Inc. for use at our Annual Meeting of Shareholders to be held at Peoples Bancorporation, Inc., 1818 East Main Street, Easley, South Carolina 29640 on Wednesday, May 26, 2010 at 10:00 a.m., and any adjournments or postponements thereof. Throughout this Proxy Statement, we use terms such as "we," "us," "our" and "our Company" to refer to Peoples Bancorporation, Inc., the term "our Banks" to refer to our wholly-owned subsidiaries, The Peoples National Bank, Bank of Anderson, N.A. and Seneca National Bank, and terms such as "you" and "your" to refer to our shareholders.

         A Notice of Annual Meeting is attached to this Proxy Statement, and a form of proxy is enclosed. We first began mailing of this Proxy Statement to our shareholders on or about April 23, 2010. We are paying the cost of this solicitation. The only method of solicitation we will use, other than the mail, is personal contact, including by telephone or other electronic means, by our directors and regular employees.

                                  ANNUAL REPORT

         Our Annual Report to Shareholders covering our fiscal year ended December 31, 2009, including financial statements, and portions of our Amended Annual Report on Form 10-K for the year ended December 31, 2009, are enclosed. These materials do not form any part of the material for the solicitation of proxies.

                VOTING PROCEDURES AND MATTERS RELATING TO PROXIES

Voting

         If you hold your shares of record in your own name, you can vote your shares by marking the enclosed proxy form, dating it, signing it, and returning it to us in the enclosed postage-paid envelope. If you are a shareholder of record, you can also attend the Annual Meeting and vote in person.

         If you hold your shares in street name with a broker or other nominee, you can direct your vote by submitting voting instructions to your broker or nominee in accordance with the procedure on the voting card provided by your broker or nominee. Because of recent changes in rules that relate to broker voting, your broker is no longer permitted to vote your shares on election of directors unless you provide voting instructions. Additionally, your broker is not permitted to vote your shares on approval of the nonbinding proposal to approve the compensation of our executive officers named in the Summary Compensation Table unless you provide voting instructions. Therefore, to be sure your shares are voted on these two matters, please instruct your broker or other nominee as to how you wish it to vote. If you hold your shares in street name, you may attend the Annual Meeting, but you may not vote in person without a proxy appointment from a shareholder of record.

Revocability of Proxy

         If you are a record shareholder and execute and deliver a proxy, you have the right to revoke it at any time before it is voted by mailing an instrument revoking the proxy to Robert E. Dye, Jr., Secretary, P. O. Box 1989, Easley, South Carolina 29641, or by delivery of such an instrument to Mr. Dye at 1818 East Main Street, Easley, South Carolina 29640. If you are a record shareholder, you may also revoke your proxy by mailing or delivering to us a duly executed proxy bearing a later date. Written notice of your revocation of a proxy or delivery of a later dated proxy will be effective when we receive it. Your attendance at the Annual Meeting will not in itself constitute revocation of a proxy. However, if you are a record shareholder and desire to do so, you may attend the meeting and vote in person, in which case the proxy will not be used. If you hold your shares in street name with a broker or other nominee, you may change or revoke your proxy instructions by submitting new voting instructions to the broker or other nominee.

Quorum, Vote Required and Method of Counting Votes

         You are only entitled to notice of and to vote at the Annual Meeting if you were a shareholder of record on April 12, 2010. On that date, we had outstanding 7,003,003 shares of common stock, par value $1.11 per share. Each share outstanding will be entitled to one vote on each matter submitted to the annual meeting.

         A majority of the shares entitled to be voted at the annual meeting constitutes a quorum. If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares and that either choose not to vote or do not have authority to vote (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the annual meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote who are present in person or represented by proxy have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in our Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

         If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the annual meeting. "Plurality" means that if there are more nominees than positions to be filled, the individuals who receive the largest number of votes cast for the positions to be filled will be elected as directors. Because the number of nominees for election at the 2010 Annual Meeting is the same as the number of positions to be filled, we expect that all of the Board of Directors' nominees will be elected. Cumulative voting is permitted. See "--Cumulative Voting Rights." Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. If a quorum is present, all other matters that may be considered and acted upon at the Annual Meeting, including the nonbinding proposal to approve the compensation of our executive officers, will be approved if the number of shares of our common stock voted in favor of the matter exceeds the number of shares of our common stock voted against the matter.

Cumulative Voting Rights

         You are entitled to cumulate your votes for election of directors. You may cumulate your votes in the following ways: (1) by giving one nominee as many votes as the number of directors to be elected multiplied by the number of shares you own of record, or (2) by distributing your votes on the same principle among any number of nominees.

         One of the following conditions must be met before you can exercise your cumulative voting rights: (1) you must give written notice of your intention to vote cumulatively to the Secretary of the Company not less than forty-eight hours before the time of the meeting; or (2) you must announce your intention to vote cumulatively at the meeting before voting for directors begins. Once any shareholder gives notice of intention to vote cumulatively, all shareholders entitled to vote at the meeting may cumulate their votes. If notice is given at the meeting, the presiding officer may, or if requested by any shareholder, shall, recess the meeting for a period not to exceed two hours.

         If shares are voted cumulatively, the designated proxy agents intend to cumulate the votes represented by proxies in such manner as necessary to elect the greatest possible number of management nominees.

Actions To Be Taken By The Proxies

      Our Board of Directors selected the persons named as proxy agents in the Board's attached form of proxy. If you are a record shareholder, and properly execute and return the enclosed form of proxy, the proxy agents will vote the shares that it represents at the meeting. In each case where you have appropriately specified how your proxy is to be voted, the proxy agents will vote in accordance with your specifications. If you are a record shareholder, and do not otherwise specify in your form of proxy how you want your shares to be voted, the proxy agents intend to vote the shares represented by your proxy "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors, and "FOR" the nonbinding proposal to approve the compensation of our executive officers named in the Summary Compensation table. Our Board of Directors is not aware of any other matters that may be presented for action at the Annual Meeting of Shareholders, but if other matters do properly come before the meeting, the persons named in the proxy intend to vote on such matters in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

      If you wish to submit proposals for the consideration of our shareholders at the 2011 Annual Meeting, you may do so by sending them in writing to Robert
E. Dye, Jr., Secretary, Peoples Bancorporation, Inc., P. O. Box 1989, Easley, South Carolina 29641. You must send such written proposals in time for us to receive them prior to December 24, 2010, if you want us to include them, if otherwise appropriate, in our Proxy Statement and form of Proxy relating to the 2011 Annual Meeting. If we do not receive notice of a shareholder proposal prior to March 9, 2011, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when the proposal is raised at the meeting.

                    ELECTION OF DIRECTORS AND DIRECTORS WHOSE
                TERMS WILL CONTINUE AFTER THE 2010 ANNUAL MEETING

         Our Articles of Incorporation provide for a classified board of directors. Approximately one-third of the members of our Board of Directors are elected each year at our Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, successors to the class of directors whose term expires at the Annual Meeting are usually elected for three-year terms. From time to time, however, directors may be nominated for election to shorter terms in order to maintain our three classes of directors as close to equal in number as practicable.

         Our Board of Directors has nominated four existing directors whose terms expire at the 2010 annual meeting for election to the Board of Directors to each serve for three-year terms.

         The Board of Directors recommends a vote for the election of the four nominees listed below. In the event that any nominee is not available to serve as a director, the persons acting under the proxy intend to vote, in his stead, for such person as the Board of Directors may recommend.

         The Nominating Committee believes the combined business and professional experience of the Company's directors and the nominees, and their various areas of expertise make them a useful resource to management and qualify them for service on the Board. During their tenures, these directors have gained considerable institutional knowledge about the Company and its operations, which has made them effective board members. Because the Company's operations are complex and highly regulated, continuity of service and this development of institutional knowledge help make the Board more efficient and more effective at developing long-range plans than it would be if there were frequent turnover in Board membership. When Board members retire from the Board, the Nominating Committee seeks out replacements who it believes will make significant contributions to the Board for a variety of reasons, including among others, business and financial experience and expertise, business and government contacts, relationship skills, knowledge of the Company, and diversity. Our directors are also significantly involved in the communities we serve, and provide important liaisons between us and our customers and our shareholders. Further information about each individual nominee and each director whose term will continue after the Annual Meeting is set forth below.

                 Nominees for Three-Year Terms Expiring in 2013

         Paul C. Aughtry, III, age 60, is a director and founder of Windsor/Aughtry Company, Inc., a real estate development and brokerage firm based in Greenville, South Carolina. Mr. Aughtry has served in these positions since 1988. Mr. Aughtry is also a principal of AHG Hotels, LLC, which is an owner and developer of hotels in the Southeast, and a director and principal of Hospitality America, Inc. of Nashville, Tennessee, a hotel management firm. Mr. Aughtry is currently chairman of Hilton Hotel Corporation's Hampton Inn Advisory Council, and is on Furman University's Advisory Board. Mr. Aughtry also serves on the Boards of the Upstate March of Dimes, the Greenville United Way, and the Peace Center for the Performing Arts, and as Chairman of the South Carolina Department of Health and Environmental Control. Mr. Aughtry is a director of The Peoples National Bank, and has been a director of our Company since March 2007. The Nominating Committee has recommended Mr. Aughtry for re-election to the Board of Directors based on his real estate background, his strong commitment to the local community, and his current contributions to the Board.

         R. David Land, age 56, has been President and Chief Executive Officer of Bountyland Enterprises, Bountyland Petroleum, Inc., and Bountyland Food Services, Inc., since 1978. In addition, Mr. Land is also the owner of EZ4U, LLC and a partner in Woods at Lake Keowee, Shaddowood, LLC, Ruffin Development, LLC and Litchfield Ventures, LLC, all of which are real estate companies. Mr. Land was a founding board member of Seneca National Bank in 1998, and is currently serving as its Chairman of the Board. Mr. Land has been a director of our Company since 2006. The Nominating Committee has recommended Mr. Land for re-election to the Board of Directors based on the depth of his business experience, his strong commitment to the local community, and his current contributions to the Board.

         Eugene W. Merritt, Jr., age 66, has been co-owner and President of Merritt Brothers, Inc., a commercial landscape company, since 1971. In addition, Mr. Merritt is a co-owner of Merritt Brothers Tree Farm located in Easley, South Carolina. Mr. Merritt is currently serving as a member of the Board of Directors of the AgFirst Farm Credit Bank in Columbia, South Carolina. Mr. Merritt has been a director of The Peoples National Bank and a director of our Company since 1992. The Nominating Committee has recommended Mr. Merritt for re-election to the Board of Directors based on his business background, his strong commitment to the local community, and his current contributions to the Board.

         George B. Nalley, Jr., age 71, the Chairman of our Board, has been Managing Partner of Nalley Commercial Properties since 1964, and is also Chairman of Nalley Construction Company, Inc., and Town `N Country Realty of Easley, Inc., each of which is located in Easley, South Carolina. Mr. Nalley has been a director of The Peoples National Bank since 1986 and a director of our Company since 1992. Mr. Nalley is the father of our director George Weston Nalley. The Nominating Committee has recommended Mr. Nalley for re-election to the Board of Directors based on the depth of his business experience, his strong commitment to the local community, and his current contributions to the Board.


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


                      Directors Whose Terms Expire in 2012

         Timothy J. Reed, age 52, worked for 20 years in the frozen food industry for Modern Storage, Co, Inc. as their Vice President in charge of marketing. Mr. Reed left that position in 2001, and was a real estate broker for Prudential, C. Dan Joyner, in Seneca, from 2007 to 2008. Since 2005, Mr. Reed has been a partner in Margin Holdings, Greenville, South Carolina. Mr. Reed is engaged in varied business ventures and pursues real estate investing. Mr. Reed recently co-founded Upstate Carolina Angel Network (UCAN), and serves as their Board Chairman. Mr. Reed is a past Chair of the Board of the United Way in Greenville, South Carolina, and a past Chair of the Clemson University Board of Visitors. Mr. Reed also serves as a Trustee of Columbia Theological Seminary, and on the Boards of the Metropolitan Arts Council, the Greenville Chamber of Commerce, Greenville Technical College Foundation and SC Launch. Mr. Reed has been a director of The Peoples National Bank and a director of our Company since March 2007. Mr. Reed has a strong background in real estate, sales and marketing. His varied business background and experience, as well as his community involvement, qualify him to serve on the Company's Board of Directors.

         Robert E. Dye, Jr., age 42, has served as our Senior Vice President, Chief Financial Officer and Secretary since April 2004. Prior to that time, Mr. Dye served as Director of Corporate Activities for our Banks and our Company from August 2002 through April 2004, and served as Director of Expansion and Development from November 1997 through July 2002. Prior to joining our Company, Mr. Dye was Vice President at Britt, Peters & Associates, Inc., an engineering firm in Greenville, South Carolina. Prior to that, Mr. Dye served as an engineer for the South Carolina operations of Vulcan Materials Company. Mr. Dye is a trustee and the treasurer of Baptist Healthcare System of South Carolina and the Chairman of the Board of Directors of Baptist Easley Hospital. Mr. Dye has been a director of The Peoples National Bank and a director of our Company since 1997. Mr. Dye's business experience, his extensive knowledge of the banking industry, and his involvement in the community qualify him to serve on the Company's Board of Directors

         W.  Rutledge  Galloway,  age 66,  has been Chief  Executive  Officer of
Galloway-Bell, Inc., a residential, industrial and commercial insulation contractor, since 1972. Mr. Galloway is a member of the Board of Trustees of Presbyterian College, and has previously served as a director of the Greenville, South Carolina Home Builders Association. Mr. Galloway has been a director of The Peoples National Bank since its formation in 1986 and a director of our Company since 1992. The Company recognizes Mr. Galloway's commitment to the Company's success as shown by his 24 years of service to The Peoples National Bank. Mr. Galloway's business background and experience qualify him to serve on the Company's Board of Directors.

         E. Smyth McKissick, III, age 53, has been President of Alice Manufacturing Company, a textile manufacturing company, since 1988. Mr. McKissick is a past Chairman of the National Council of Textile Organizations and past Chairman of the South Carolina Manufacturers Alliance. In addition, Mr. McKissick serves on the Board of Trustees of Clemson University, the Institute of Textile Technology, and the Board of Trustees of Christ Church Episcopal School in Greenville, South Carolina. Mr. McKissick has been a director of The Peoples National Bank and a director of our Company since 1992. The Company


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

believes that Mr. McKissick's business background and experience have been valuable to the Company in its decision making, and qualify him to serve on the Company's Board of Directors.

         William B. West, age 60, has served as our Executive Vice President and Treasurer since April 2004. Prior to that time, he served as our Senior Vice President and Chief Financial Officer from July 1998 until April 2004. Mr. West was Senior Vice President, Chief Financial Officer, Secretary, Treasurer and Director of First United Bancorporation, Executive Vice President and Cashier and a director of Anderson National Bank, Cashier of Spartanburg National Bank, Cashier and a director of Community Bank of Greenville, N.A., and Treasurer and a director of Quick Credit Corporation until the merger of First United Bancorporation into Regions Financial Corporation in June of 1998. Mr. West, who has 38 years of banking experience, began his career with the Office of the Comptroller of the Currency as a National Bank Examiner in 1972. Mr. West has been a director of our Company since 2000. Mr. West's long and successful career in the financial industry and his extensive knowledge of banking activities qualify him to serve on the Company's Board of Directors.

                      Directors Whose Terms Expire in 2011

         Charles E. Dalton, age 67, has been President and Chief Executive Officer of Blue Ridge Electric Cooperative, located in Pickens, South Carolina, since 1982. Mr. Dalton is past president of the Association of Electric Cooperatives of South Carolina. Mr. Dalton serves on the boards of the Foothills Community Foundation, the Greenville Chamber of Commerce, the Upstate American Red Cross, the South Carolina Chamber of Commerce, and IPTAY Scholarship Foundation of Clemson University. Mr. Dalton has been a director of The Peoples National Bank and a director of our Company since 1993, and a director of Bank of Anderson, N.A. since January 2006. The Company believes that Mr. Dalton's business background and experience, as well as his participation on numerous other boards, have been valuable to the Company, and qualify him to serve on the Company's Board of Directors.

         George Weston Nalley, age 45, has been President of Nalley Construction Company, Inc., in Easley, South Carolina since 2000. Mr. Nalley currently serves on the Board of Visitors for Presbyterian College. Mr. Nalley has been a director of The Peoples National Bank since March 2005 and a director of our Company since June 2005. Mr. Nalley is the son of our director George B. Nalley, Jr. The Company believes that Mr. Nalley's extensive business background, community involvement, and long-standing commitment to the success of the Company qualify him to serve on the Company's Board of Directors.

         R. Riggie Ridgeway, age 63, has served as our Chief Executive Officer since April 2004. He was also our President from April 2004 through 2008. Prior to that time, Mr. Ridgeway served as our Executive Vice President. Mr. Ridgeway served as President and Chief Executive Officer of The Peoples National Bank from 1996 until April 2005. From 1986 until 1996, Mr. Ridgeway served as Executive Vice President and senior loan officer of The Peoples National Bank. Mr. Ridgeway, who has well over 40 years of banking experience, began his banking career with South Carolina National Bank in 1969. In 1973, he accepted a job at Southern Bank and Trust Company (now Wells Fargo) in Greenville and served there in various capacities for over 10 years. In 1983, he began the commercial banking function at American Federal Savings Bank, also in
Greenville, and remained there until 1986 when The Peoples National Bank was organized. Mr. Ridgeway has been a director of The Peoples National Bank since 1986 and a director of our Company since its formation in 1992. Mr. Ridgeway's long history with the Company, extensive banking background, and his commitment to the success of the Company qualify him to serve on the Company's Board of Directors.

         William R. Rowan, III, age 63, retired in 2005 following a 37-year career in banking. Mr. Rowan served as Regional President of BB&T with management responsibility for upstate South Carolina from 1990 until his retirement. Mr. Rowan had been with BB&T since 1987 when it acquired Community Bank of Greenville, South Carolina, where Mr. Rowan had been a banker since 1977. Mr. Rowan serves on the Board of Directors of First Nonprofit Insurance Company, Chicago, Illinois. Mr. Rowan's past community activities include serving on the Boards of the Greenville County Redevelopment Authority, the Greenville Area Development Corporation, the Greenville Chamber of Commerce, St. Francis Bon Secours Hospital Foundation, the Greenville United Way and the Boys' Home of the South. Mr. Rowan has been a director of our Company since January 2006, a director of Peoples National Bank since October 2005, and a director of Bank of Anderson, N.A. since January 2006. Mr. Rowan's experience in the banking industry and his extensive community involvement qualify him to serve on the Company's Board of Directors.

         D. Gray Suggs, age 49, has been a partner with Suggs Johnson, LLC, Certified Public Accountants and Consultants since 2006. Prior to 2006, Mr. Suggs was a shareholder with Elliott Davis, LLC in Anderson for eight years. He currently serves as a Board Member for Foothills Community Foundation, the Salvation Army, Young Life, and Real Champions, and is a member of the Board of Visitors of Clemson University. Mr. Suggs has been a director of Bank of Anderson, N.A. since May 2006, and a director of our Company since March 2007. Mr. Suggs' accounting background and experience on other civic boards qualify him to serve on the Company's Board of Directors.

         L. Andrew Westbrook, III, age 47, has served as the President and Chief Operating Officer of our Company since January 2009, and served as Executive Vice President of our Company from December 2006 through 2008. Mr. Westbrook has served as President and Chief Executive Officer of The Peoples National Bank since April 2005, and he also served as President and Chief Executive Officer of Bank of Anderson, N.A. from January 2006 to August 2008. Prior to that time, Mr. Westbrook served as Senior Vice President and City/Area Executive of Branch Bank & Trust in Greenville, South Carolina from 2002 to 2005, and Senior Vice President and City/Area Executive of BB&T in Spartanburg, South Carolina from 1993 to 2002. Mr. Westbrook serves on the boards of the Blue Ridge Council of the Boy Scouts of America, Spartanburg Methodist College, Humanities Council of South Carolina, and the University Center of Greenville. Mr. Westbrook has been a director of The Peoples National Bank since April 2005 and a director of our Company since July 2007. Mr. Westbrook's banking expertise and successful career in the financial industry, along with his commitment to the communities served by the Company, qualify him to serve on the Company's Board of Directors.

                               EXECUTIVE OFFICERS

         R. Riggie Ridgeway is our Chief Executive Officer; L. Andrew Westbrook, III is our President and Chief Operating Officer, and President and Chief Executive Officer of The Peoples National Bank; William B. West is our Executive Vice President and Treasurer; and Robert E. Dye, Jr. is our Senior Vice President, Chief Financial Officer and Secretary. Information about Messrs. Ridgeway, Westbrook, West and Dye, each of whom is also one of our directors, is provided above under "Election of Directors and Directors Whose Terms Will Continue After the 2010 Annual Meeting."

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

Five Percent Beneficial Owners

         The following table shows information as of December 31, 2009 about persons who are known to us to own beneficially more than five percent of our outstanding common stock.

                                          Amount and Nature of        Percent of
Name and Address                          Beneficial Ownership          Class
----------------                          --------------------          -----


Robert E. Dye, Jr. (1) ...............          495,812                  7.07%
     P. O. Box 1989
     Easley, South Carolina 29641

Alexander C. Dye (2) .................          464,950                  6.64%
     P. O. Box 1989
     Easley, South Carolina 29641

     (1) Includes 221,732 shares owned by Mr. Dye's wife and 21,364 shares held as custodian for Mr. Dye's minor children; and 6,567 shares subject to currently exercisable options.
     (2) Includes 193,486 shares owned by Mr. Dye's wife, 34,483 shares owned jointly with Mr. Dye's wife, and 24,891 shares held as custodian for Mr. Dye's minor children.

Beneficial Ownership of Management

         The following table shows information as of March 15, 2010, about shares of our common stock owned by (i) each of our directors, (ii) each director nominee, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group.

                                                 Amount and Nature
     Name (and address of 5%                       of Beneficial                Exercisable             Percent
        Beneficial Owner)                            Ownership               Stock Options(1)         Of Class(2)
        -----------------                            ---------               ----------------         -----------

Paul C. Aughtry, III (3) ...................           70,902                     1,000                  1.01%
Charles E. Dalton  (4) .....................           37,393                     3,158                  0.53%



                                       9

                                                 Amount and Nature
     Name (and address of 5%                       of Beneficial                Exercisable             Percent
        Beneficial Owner)                            Ownership               Stock Options(1)         Of Class(2)
        -----------------                            ---------               ----------------         -----------

Robert E. Dye, Jr. (5) .....................          495,812                     6,567                  7.07%
    P. O. Box 1989
    Easley, South Carolina 29641
W. Rutledge Galloway (6) ...................          179,935                         0                  2.57%
R. David Land ..............................           22,442                     7,677                  0.32%
E. Smyth McKissick, III ....................          164,469                     3,158                  2.35%
Eugene W. Merritt, Jr. (7) .................           52,937                     3,158                  0.76%
George B. Nalley, Jr. (8) ..................          175,244                         0                  2.50%
George Weston Nalley .......................           29,865                     2,076                  0.43%
Timothy J. Reed (9) ........................            6,250                     1,000                  0.09%
R. Riggie Ridgeway (10) ....................          115,383                         0                  1.65%
William R. Rowan, III ......................           13,247                     1,525                  0.19%
D. Gray Suggs (11) .........................            3,628                     1,525                  0.05%
A. J. Thompson, Jr., M.D. (12) .............          188,254                         0                  2.69%
William B. West (13) .......................           37,102                         0                  0.53%
L. Andrew Westbrook, III (14) ..............           31,199                    10,386                  0.44%

All Directors and Executive Officers as a
Group (16 persons) .........................        1,624,062                    41,230                 23.06%

Unless otherwise indicated, the named individuals have sole voting and investment power with respect to all shares.
(1) Shares represented by these options are also included in the column showing the number of shares of common stock beneficially owned.
(2) Pursuant to the rules of the Securities and Exchange Commission, shares of the Company's Common Stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for purposes of computing the percentage of ownership of the option holder, but not for the purpose of computing the percentage of ownership of any other person.
(3) Includes 29,850 shares owned by Mr. Aughtry's wife and 2,000 shares held by Mr. Aughtry's minor children.
(4)  Includes 3,657 shares owned jointly with Mr. Dalton's wife.
(5) Includes 221,732 shares held by Mr. Dye's wife and 21,364 shares held as custodian for Mr. Dye's minor children.
(6)  Includes 78,343 shares owned jointly with Mr. Galloway's wife.
(7) Includes 14,675 shares owned jointly with Mr. Merritt's wife and 6,869 shares held by Mr. Merritt's wife.
(8) Includes 29,452 shares owned by Mr. Nalley's wife and an aggregate of 57,878 shares held in two trusts administered by Mr. Nalley.
(9)  Of the shares owned by Mr. Reed, 5,250 shares are pledged as collateral.

(10) Includes 22,380 shares held jointly with Mr. Ridgeway's wife.
(11) Includes 300 shares held by Mr. Suggs' minor children.
(12) Includes 41,308 shares held by Dr. Thompson's wife and 25,558 shares held by Dr. Thompson's son.
(13) Includes 17,364 shares owned jointly with Mr. West's wife.
(14) Includes 210 shares owned by Mr. Westbrook's wife and 525 shares held as custodian for Mr. Westbrook's minor children.

                               GOVERNANCE MATTERS
Director Independence

         Our Board of Directors has determined that none of Messrs. Aughtry, Dalton, Galloway, Land, McKissick, Merritt, G. B. Nalley, G. W. Nalley, Reed, Rowan, Suggs, or Thompson has a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each such director is independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented (the "Nasdaq Rules"). As disclosed under "Certain Relationships and Related Transactions" each of our independent directors and some of their affiliates have loan, deposit and other banking relationships with our Bank. These relationships are not considered by our Board to compromise their independence.

Director Attendance at Board and Committee Meetings and Shareholder Meetings

         Our Board of Directors held four meetings during the year ended December 31, 2009. Each director attended at least 75% of the meetings held by the Board and committees of the Board on which he or she served, except Paul C. Aughtry, III, E. Smyth McKissick, III, and Eugene W. Merritt, Jr.

         We encourage, but do not require, our directors to attend our annual meetings of shareholders. Last year, six of our directors attended the annual meeting of shareholders.

Committees of the Board

Audit Committee

         Our Board of Directors has established a separately designated standing audit committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to assist the Board in fulfilling its responsibilities relating to our corporate accounting and reporting practices. The Committee also oversees our internal audit staff and independent auditors; coordinates communication between the Board of Directors and the internal audit staff and independent auditor; serves as an independent and objective body to review financial information presented by management to shareholders, regulators and the general public; and determines the adequacy of, and adherence to, our administrative, operating and internal accounting controls.

         The members of the Audit Committee are Charles E. Dalton, R. David Land, G. Weston Nalley, Timothy J. Reed, William R. Rowan, III, and D. Gray Suggs. Each member of the Audit Committee is independent as defined in the

Nasdaq Rules. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement. The committee met five times in 2009.

Compensation Committee

         Our Board of Directors has also established a Compensation Committee to assist the Board in setting compensation for our employees and executive officers. The Compensation Committee reviews our compensation policies and recommends to the Board the compensation levels and compensation programs for executive officers and board and committee fees paid to the directors. The ultimate decisions about compensation levels and compensation programs are made by our full Board, which may accept or reject the recommendations of the Committee. The Compensation Committee does not delegate its authority to any other persons. However, the Committee does delegate responsibility for administering parts of our compensation programs to our Human Resources Department. The Chief Executive Officer makes recommendations relating to the elements and amounts of compensation of the other executive officers, as well as recommendations with respect to the elements and amounts of director compensation. The Committee may take these recommendations into consideration in its deliberations. In the past, the Compensation Committee has independently retained the services of Grant Thornton LLP, a compensation consultant, to assist it in making decisions about executive compensation. The compensation consultant primarily provided information and guidance with respect to the structure of incentive plans and appropriate performance metrics. At the Committee's request, the consultant also provided peer group salary surveys (national and regional) to help ensure that the Company's compensation levels and compensation programs were competitive and aligned with actual performance. Currently, the levels of cash compensation for executives have been frozen in light of difficult economic conditions, and incentive plans have been temporarily suspended.

         The members of the Compensation Committee are A. J. Thompson, Jr., Eugene W. Merritt, Jr., G. Weston Nalley, Timothy J. Reed, William R. Rowan, III, and D. Gray Suggs, all of whom are independent as defined in the Nasdaq Rules. The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is attached as Appendix B to this Proxy Statement. The committee met twice in 2009, and, to minimize additional meeting expenses, had several informal sessions to discuss matters pertinent to the Committee's efforts.

Nominating Committee

         Our Board of Directors has established a Nominating Committee that is responsible for identifying and recommending to the Board potential director nominees.

         The members of the Nominating Committee are Eugene W. Merritt, Jr., Paul C. Aughtry, III, Charles E. Dalton, W. Rutledge Galloway, R. David Land, and A. J. Thompson, Jr., all of whom are independent as defined in the Nasdaq Rules. The Committee acts pursuant to a written charter, a copy of which was attached as an appendix to our 2009 Proxy Statement. The Nominating Committee did not meet as a group in 2009, but transacted business by phone or email to minimize meeting expenses.

Executive Committee

         Our Board of Directors has established an Executive Committee to advise and aid the officers of the Company in matters concerning its interests and management of its business. When the Board is not in session, the Committee has and may exercise all powers of the Board of Directors that may be legally delegated to a committee by South Carolina law and any other applicable law. The members of the Executive Committee are George B. Nalley, Jr., R. David Land, E. Smyth McKissick, III, R. Riggie Ridgeway, W. Rutledge Galloway and William R. Rowan, III. The Executive Committee did not meet as a group in 2009, but transacted business by phone or email to minimize meeting expenses.

Board Leadership Structure

         Our Bylaws provide that the Board may designate a chairman, who shall perform such functions and have such responsibilities as our Board shall assign from time to time. Our Bylaws also allow two or more offices to be held by the same person, and the offices of chairman and chief executive officer may be held by the same person. Our Bylaws also make it clear that the business and affairs of the Company are managed under the direction of the Board of Directors, and that management control is subject to the authority of the Board of Directors to appoint and remove any of our officers at any time.

         Our Board does not have a specific policy as to whether the roles of chairman and chief executive officer should be held by separate persons, but rather makes an assessment of the appropriate form of leadership structure on a case-by-case basis. This issue may be part of the succession planning process, and we recognize that there are various circumstances that weigh in favor of or against both combination and separation of these offices. In fact, within the last decade we have employed both structures - combined offices and separate offices. We believe it is in the best interests of the Company for the Board to make such a determination in light of current circumstances when it considers the selection of a new chief executive officer or at such other time as is appropriate.

         Since 2004, the roles of Chairman of the Board and Chief Executive Officer of our Company have been held by different persons. Although in the past such roles have been combined, we currently believe that having separate individuals serve in these roles is appropriate.

Board's Role in Risk Oversight

         Our Board is actively involved in oversight of risks that could affect our Company. The Board receives regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic risks. These reports are reviewed by the full Board, or, where responsibility for a particular area of risk oversight is delegated to a committee of the Board, that committee reviews the report and then reports to the full Board. Our regulators also send periodic reports of examination to our directors, which contain the regulators' assessments of various risks facing our Company and our Bank, as well as their assessments of our handling of those risks. Accordingly, oversight of risk is a constant element of the functioning of our Board.

Director Nomination Process

         In recommending director candidates, our Nominating Committee takes into consideration such factors as it deems appropriate based on our current needs. These factors may include experience, judgment, specific skills, decision-making ability, background, character, reputation in the community, community activities and relationships, ability to work with others, and the interrelationship between the candidate's experience and business background with our other Board members' experience and business backgrounds, as well as the candidate's ability to devote the required time and effort to serve on the Board. Although the Nominating Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees, the Committee considers racial and gender diversity, as well diversity in business and educational experience among all of the directors, as part of the total mix of information it takes into account in identifying nominees.

         Our Nominating Committee will consider candidates recommended by our shareholders for nomination as Board of Directors' nominees if the shareholders comply with the following requirements. If you wish to recommend a director candidate to the Committee for consideration as a Board of Directors' nominee, you must submit in writing to the Committee the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. You must deliver this information to the Chairman of the Committee at our address and we must receive the information no later than January 15 in any year for the candidate to be considered as a potential Board of Directors' nominee at the Annual Meeting of Shareholders for that year. The Committee may request further information if it determines a potential candidate may be an appropriate nominee. We will give director candidates recommended by shareholders that comply with these requirements the same consideration that the Committee's candidates receive.

         The Committee will not consider director candidates recommended by shareholders for recommendation as potential Board of Directors nominees if the shareholder recommendations are received later than January 15 in any year. Nevertheless, shareholders of record may nominate persons at the annual meeting for election to the Board of Directors if they have followed the procedures set forth in our bylaws. Those procedures provide that no person will be qualified to be elected as a director of our Company by the shareholders unless such person is either (a) nominated by the board of directors, or (b) nominated by a shareholder of record and the shareholder (i) gives written notice to our corporate secretary of the name, address and share ownership of the shareholder and the nominee not less than 90 days prior to the meeting of shareholders at which such person is to be nominated, and (ii) within 15 days after an acknowledgement of the notice is sent by certified mail or private courier service to the shareholder at the address given in the notice, the shareholder furnishes to our corporate secretary a written consent of the nominee to be nominated and to serve as a director, if elected, together with such information about the nominee as the secretary may request in order to comply with applicable regulations regarding the solicitation of proxies. No person who is 72 years of age or older is eligible to be elected or re-elected a director of our Company. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The presiding officer of the meeting may disregard nominations not made in accordance with these requirements, and upon his instructions, the vote tellers shall disregard all votes cast for each such nominee.

Shareholder Communications with the Board of Directors

         Any shareholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, Peoples Bancorporation, Inc., P. O. Box 1989, Easley, South Carolina 29641. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. Our Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

         In the case of communications addressed to the Board of Directors, our Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, our Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee. In the case of communications addressed to committees of the board, our Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

                             MANAGEMENT COMPENSATION

Overview of Executive Compensation

         Our Compensation Committee has developed and implemented a formalized salary administration program for all our personnel, including our executive officers. Elements of compensation for executive officers include a base salary, insurance and other related benefits, pension benefits, and, if performance goals are met, may include incentive cash awards, bonuses, and stock options. The Committee's objectives in setting, and reasons for paying, each element of executive compensation are:

          o    to attract, motivate and retain our key employees;
          o to maintain a base salary structure that is competitive in our marketplace;
          o to link annual incentive cash awards with specific profitability and performance goals; and
          o to provide long-term incentive awards in the form of stock options that couple management ownership with shareholder value.

         The Compensation Committee's philosophy is designed to reward our individual executive officers both for their personal performance and for performance of our Company with respect to growth in assets and earnings, expansion and increases in shareholder value. The Committee makes its decisions about allocations between long-term and current compensation, allocations between cash and non-cash compensation, and allocations among various forms of compensation, in its discretion based on the Committee's subjective assessment of how these allocations will best meet the Company's overall compensation goals outlined above.

         Each element of compensation has a specific purpose related to the Company's overall compensation objectives. For instance, base salaries are primarily designed to be competitive in the marketplace and to attract and retain key employees. Cash incentive awards are designed to align the employee's annual incentive compensation with the current stated financial objectives of the Company. Stock options provide very long-term incentives, in that they only have value to the employee if the Company's stock value increases over time. Vesting schedules and certain other elements of compensation, such as salary continuation plans for executive officers, are designed to provide incentives for our officers to remain in the employ of the Company.

         Compensation issues have come to the forefront during the recent financial crises and economic downturn and created significant stress to executive compensation structures. The Compensation Committee is, however, committed to being responsive to the rapidly changing compensation arena as it unfolds. The Committee's guiding principle will remain the creation of a compensation plan that will continue to attract and retain and properly reward exceptional talent based on individual and collective performance as it directly relates to shareholder value.

Summary of Executive Officer Compensation

         The following table provides summary information for the years ended December 31, 2009 and 2008 concerning compensation awarded to, earned by, paid to or on behalf of, our Chief Executive Officer, and our two next most highly compensated executive officers whose total compensation in 2009 exceeded $100,000.

                           Summary Compensation Table

Name                                         Year   Salary     Bonus     Option      Non-       Nonquali-    All          Total
and                                                 ($)(1)      (2)      Awards      Equity     fied         Other          ($)
Principal                                                                ($)(3)      Incentive  Deferred     Compen-
Position                                                                             Plan       Compensa-    sation
                                                                                     Compen-    tion             ($)
                                                                                     tion       Earnings
                                                                                                     ($)
-----------------------                      ----   --------   --------  ---------   --------   ---------  -----------   ---------
R. Riggie Ridgeway .......................   2009   $294,789   $      0   $      0   $      0   $      0   $ 39,668(4)   $334,457
  Chief  Executive Officer ...............   2008   $294,789   $      0   $      0   $      0   $      0   $ 76,490      $371,279

William B. West ..........................   2009   $193,901   $      0   $      0   $      0   $      0   $ 38,406(5)   $232,307
  Executive Vice President ...............   2008   $192,318   $      0   $      0   $      0   $      0   $ 34,285      $226,603

L. Andrew Westbrook, III .................   2009   $248,101   $      0   $      0   $      0   $      0   $ 51,574(6)   $299,525
  President and Chief ....................   2008   $241,750   $      0   $  8,181   $      0   $      0   $ 47,955      $297,886
  Operating Officer

(1) Includes amounts deferred and contributed to the 401(k) Plan by the named officer.
(2)  No cash bonuses were paid in 2009 or 2008
(3) Options become exercisable at the time designated in the agreement under which they are granted, and are exercisable for a term not to exceed ten years after the date granted. Options are fully vested after five years from the date granted. The assumptions made in valuation of stock option awards are set forth in Note 16 to our audited financial statements for the year ended December 31, 2009, which are included in our Form 10-K for the year ended December 31, 2009 and in our 2009 Annual Report to Shareholders. The amounts shown in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, and do not represent dollar amounts paid to the executives.
(4) Includes director fees of $13,400; our contributions to the 401(k) Plan of $9,800; medical and dental insurance premiums of $6,625: and imputed income from term life insurance of $2,580. Also includes fees paid for country/eating clubs, life insurance, the use of a Company-owned vehicle, and cellular phone service, which did not exceed $10,000 in the aggregate.
(5) Includes director fees of $2,000; our contributions to the 401(k) Plan of $7,758; medical and dental insurance premiums of $6,625; and imputed income from term life insurance of $18,109. Also includes fees paid for country/eating clubs, the use of a Company-owned vehicle, and cellular phone service, which did not exceed $10,000 in the aggregate.
(6) Includes director fees of $13,400; our contributions to the 401(k) Plan of $9,800; medical and dental insurance premiums of $7,722; country / eating clubs of $6,641; and imputed income from term life insurance of $6,523. Also includes fees paid for country/eating clubs, the use of a Company-owned vehicle, and cellular phone service, which did not exceed $10,000 in the aggregate.

                Outstanding Equity Awards at 2009 Fiscal Year-End

         The following table provides information about stock options held by our executive officers at the end of 2009. We have not made any other equity-based awards to our executives.

                                                                                  Option Awards
                                                                                  -------------
             Name                                         Number of            Number of       Option          Option
                                                         Securities           Securities       Exercise        Expiration
                                                         Underlying           Underlying       Price           Date
                                                         Unexercised          Unexercised        ($)
                                                         Options              Options
                                                           (#)                 (#)
                                                         Exercisable        Unexercisable
                                                         -----------        -------------      -------         ----------
            R. Riggie Ridgeway .....................              0                   0              0               N/A
            William B. West ........................              0                   0              0               N/A
            L. Andrew Westbrook, III, (1) ..........          3,858               1,654         $10.25          04/01/16
                                                              2,996               1,284         $10.43          09/29/16
                                                              3,532               2,890         $10.48          01/02/17


(1) Mr. Westbrook's options were granted on April 1, 2006, September 29, 2006 and January 2, 2007. The options vest over a five year period: 25% vest upon grant and an additional 15% vest on the anniversary of the grant each year thereafter. Six months must elapse between the date of grant and the date of sale of common stock acquired on exercise of the options. The options are exercisable for a period of ten years.

Noncompetition, Severance and Employment Agreements

         On February 23, 2005, we entered into Noncompetition, Severance and Employment Agreements with each of Messrs. Ridgeway and West, and on April 8, 2005, we entered into a Noncompetition, Severance and Employment Agreement with Mr. Westbrook. The term of each of the agreements was a rolling three-year period commencing on the date of each agreement, extending each day for an additional day, unless notice were given providing that the agreement would cease to extend automatically. Upon such notice, the term of the agreement would be three years from the date of the notice, unless the executive's employment was earlier terminated pursuant to the terms of the agreement.

         On August 1, 2008, the Board of Directors provided the required notice to each of Messrs. Ridgeway, West, and Westbrook that each of their agreements would, as of that date, cease automatically to extend, and, accordingly, each agreement would terminate on August 2, 2011. The Board of Directors also offered to replace each of the existing agreements with another agreement that provided for a one-year term that could be extended each year for an additional year at the discretion of the Board, and provided somewhat different benefits from those provided by the original agreements. Mr. Ridgeway declined the offer of a substitute agreement, and accordingly he remains subject to his existing agreement, which will terminate August 2, 2011, unless his employment is otherwise terminated earlier pursuant to the terms of the agreement.

         Messrs. West and Westbrook accepted the offer of substitute employment agreements, and on September 2, 2008, we entered into a substitute agreement with Mr. West, and The Peoples National Bank entered into a substitute agreement with Mr. Westbrook, and each of their Noncompetition, Severance and Employment Agreements, dated as of February 23, 2005, and April 8, 2005, respectively, was terminated.

Agreement with Mr. Ridgeway

         Mr. Ridgeway's agreement provides for a base salary of $275,000 per year which may be adjusted by the Compensation Committee of our Board of Directors from time to time in its discretion, payment of annual incentive bonuses determined in accordance with the terms of any incentive plans adopted by the Board, stock options, an automobile, country club dues, and any other employee benefits we generally provide to our most highly ranking executives for so long as we provide such benefits. Mr. Ridgeway's current annual base salary is $294,688.

         We may terminate Mr. Ridgeway's employment under the agreement for cause or as a result of disability, in which cases we will have no further obligations to make payments under the agreement. "Cause" is defined to include:
(a) willful and continued failure to implement or follow the directives, policies or procedures of the Board, willful violation of any state or federal law or regulation to which we are subject, gross malfeasance of duty, conduct grossly inappropriate to Mr. Ridgeway's office, or willful violation of the agreement which is demonstrably likely to lead to material injury to us; (b) any act that resulted or was intended to result in direct or indirect gain to or personal enrichment of Mr. Ridgeway at our direct or indirect expense; (c) any act that constitutes fraud, dishonesty, moral turpitude, gross negligence, or intentional damage to our property or business; (d) conviction (from which no appeal may be or is timely taken) of a felony; or (e) suspension or removal from office by federal or state banking regulatory authorities acting under lawful authority pursuant to provisions of federal or state law or regulation which may be in effect from time to time. In the case of clauses (a) and (b) above, however, such conduct shall not constitute cause unless we have given Mr.
Ridgeway written notice specifically setting forth the reasons the Board believes Mr. Ridgeway's conduct meets the criteria, provided him the opportunity to be heard in person by the Board, and after such hearing, two-thirds of the Board (excluding Mr. Ridgeway) adopts a resolution in good faith evidencing the termination. Additionally, such conduct also will not constitute cause if Mr. Ridgeway in good faith believed the conduct was in, or not opposed to, the interests of the Company, and was not intended to, and did not, result in his direct or indirect gain or personal enrichment.

         The agreement also provides that we may terminate Mr. Ridgeway other than for cause or for disability, but we must make payments to him under the agreement if we do so. If we terminate Mr. Ridgeway other than for cause or for disability and there has been a change in control, we must pay him immediately upon termination the full amount of compensation and benefits that would otherwise be payable under the agreement over the three years following the termination. If we terminate Mr. Ridgeway other than for cause or for disability in the absence of a change of control, we must pay him, as if he were still employed by us, the compensation and benefits that would otherwise be payable under the agreement for the remaining term of the agreement.

         The agreement defines "change of control" as any of the following: (a) an acquisition (other than directly from us) of any of our voting securities by any person immediately after which the person has beneficial ownership of 50% or more of the combined voting power of our then outstanding voting securities (however, such an acquisition by us or by certain entities controlled by us, or an acquisition in connection with a merger or similar transaction subsequent to which the persons who were our shareholders immediately prior to the transaction still own more than 50% of the voting power of the surviving entity in substantially the same proportion as their ownership immediately prior to the transaction and subsequent to which the persons who were members of our Board of Directors immediately prior to the transaction continue to constitute at least two-thirds of our Board after the transaction, will not be deemed to be a change of control); (b) the individuals who were members of our Board of Directors as of the date of the agreement, or persons subsequently elected by a vote of at least two-thirds of those directors, cease for any reason to constitute at least two-thirds of our Board; (c) approval by our shareholders of a merger, consolidation or reorganization, unless the persons who were our shareholders immediately prior to the transaction still own more than 50% of the voting power of the surviving entity after the transaction in substantially the same proportion as their ownership immediately prior to the transaction and the persons who were members of our Board of Directors immediately prior to the transaction continue to constitute at least two-thirds of our Board after the transaction; (d) approval by our shareholders of a complete liquidation or dissolution of our Company; (e) approval by our shareholders of an agreement for the sale or other disposition of all or substantially all of our assets (other than to one of our subsidiaries); or (f) the occurrence of any other event or circumstance that our Board determines affects our control. The agreement further provides that, if Mr. Ridgeway's employment is terminated prior to a change of control and he reasonably demonstrates that termination was at the request of a third party who indicated an intention or took steps reasonably calculated to effect a change of control and who actually effectuated a change of control, or that termination otherwise occurred in connection with, or in anticipation of, a change of control that actually occurred, then the date of the change of control with respect to the executive will mean the date immediately prior to the date of termination of his employment.

         Under the agreement, Mr. Ridgeway also has the right to terminate his employment after a change of control and we would be required to make payments to him. If he terminates his employment and such termination constitutes an involuntary termination, we must pay him immediately upon termination the full amount of compensation and benefits that would otherwise be payable under the agreement over the three years following the termination. If he terminates his employment and such termination constitutes a voluntary termination, we must pay him immediately upon termination the full amount of compensation and benefits that would otherwise be payable under the agreement for one year following the date of his voluntary termination. If he terminates his employment and the termination does not constitute an involuntary termination or a voluntary termination, we will have no further obligations to make payments under the agreement.

         Under the agreement, "involuntary termination" means the termination of employment by Mr. Ridgeway within one year following a change in control which is due to: (i) a material change of his responsibilities, position, office, title, reporting relationships or working conditions, authority or duties; (ii) a material change in the terms of the agreement; (iii) a material reduction in his compensation or benefits; (iv) a forced relocation outside the

Anderson/Easley/Greenville/Spartanburg metropolitan area; (v) a significant increase in his travel requirements; (vi) our insolvency; or (vii) our breach of any material provision of the agreement. We have 30 days after written notice is given to us to remedy any of these circumstances, and if we do so, no involuntary termination will be deemed to have occurred. Furthermore, if Mr. Ridgeway consents in writing to any of the events listed in (i) through (vii) above, or if he has not objected in writing to any of such events within three months after occurrence, such event or events will not constitute the basis for treating any termination of his employment as an involuntary termination.

         Under the agreements, "voluntary termination" means the termination by Mr. Ridgeway of his employment within one year following a change in control which is not the result of any of the events that would be deemed an involuntary termination.

         If Mr. Ridgeway dies while employed by us, we will have no further obligations to make payments under the agreement.

         If we are required to make severance payments under the agreement, (i) the amount of annual salary will be deemed to be the annualized salary being paid immediately prior to the termination, (ii) the annual amount of unfixed compensation (such as a bonus) will be deemed to be equal to the average of such compensation over the three year period immediately prior to the termination, and (iii) the annual amount of benefits will be deemed to be the sum of our cost of providing the benefits to Mr. Ridgeway for the twelve month period ending immediately prior to the termination.

         If we terminate Mr. Ridgeway other than for cause, or in the event of a voluntary or involuntary termination as described above, or in the event of his death while in our employment, all of his rights to awards of share grants or unexpired options will be deemed to have vested and become immediately exercisable, and will be released from all conditions and restrictions on transfer, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended.

         If any payment provided for in the agreement would, if paid, constitute a "golden parachute payment" as defined in 12 C.F.R. ss. 359.1(f) as in effect on the date of the agreement, our obligation to make such payment will be subject to an additional condition that the circumstances which cause the payment to be a "golden parachute payment" shall have ceased to exist, but such payment will become payable in full at such time as the condition is met, together with interest at the prime rate, compounded annually, from the date such payment would have been due had it not been a "golden parachute payment" until paid.

         If we determine, on the date of a change in control, that the payments provided for in the agreement would constitute "excess parachute payments," under Section 280G of the Internal Revenue Code of 1986, as amended, then the compensation we would be required to pay under the agreement will be reduced to the point at which such compensation will not qualify as an "excess parachute payment."

         Other provisions of the agreement require Mr. Ridgeway to maintain the confidentiality of information obtained from us during employment with us and for a period of 24 months after termination of his employment with us. The agreement also prohibits Mr. Ridgeway from competing with us or soliciting our customers or employees for a period of one year after termination of employment by us for cause or by him in the absence of a change of control. There are no limitations on competition or solicitation of customers or employees if Mr. Ridgeway's employment is terminated following a change in control, at the request of a third party in anticipation of a change of control that actually occurs, or otherwise with or in anticipation of, a change of control that actually occurs.

Agreements with Messrs. West and Westbrook

         The employment agreements with Messrs. West and Westbrook terminate December 31, 2010, but provide for our Board of Directors (with respect to Mr.
West) or The Peoples National Bank (with respect to Mr. Westbrook) to meet annually in May of each year (beginning in 2009) to determine whether to extend the agreement for an additional year.

         Mr. West's annual base salary is currently $195,800, and Mr. Westbrook's annual base salary is currently $261,400. As provided under their respective employment agreements, these salaries are subject to potential annual increases at the discretion of the respective boards of directors. Messrs. West and Westbrook are also eligible for annual performance based cash compensation and stock-based awards as determined by the respective boards of directors or pursuant to applicable incentive or benefit plans adopted by us. Additionally, they will each be provided with an automobile and country club dues not to exceed $400 monthly, and will be eligible to receive any other employee benefits generally provided by us or our Bank to our respective most highly ranking executives. Messrs. West and Westbrook are also eligible to receive a separate Salary Continuation Agreement that provides nonqualified deferred compensation benefits.

         Under their respective employment agreements, Messrs. West and Westbrook may be terminated for cause or as a result of disability for a period of 180 days, in which cases we will have no further obligations to make payments past the date of such termination, except that in the case of a termination as a result of disability, we must additionally pay the executive a bonus equal to a pro rata portion of his previous year's bonus. "Cause" is defined to include:
(a) the commission of a willful or grossly negligent act or omission which is intended to cause, actually causes, or is reasonably likely to cause us material harm; (b) indictment for the commission or perpetration of any felony or any crime involving dishonesty, moral turpitude or fraud; (c) material breach of the agreement; (d) the receipt by us of notice that a regulatory agency intends to institute regulatory action of any kind against the executive or us, provided that it is determined by the respective boards of directors in good faith that the executive's actions contributed to the initiation of such regulatory action or that the termination of the executive would materially assist us in complying with the action or in avoiding adverse effects from such action; (e) the exhibition of behavior within the scope of employment that is materially disruptive to our business operations; or (f) failure to devote full business time and attention to employment duties.

         We may also terminate Messrs. West's and Westbrook's employment without cause, but we must make payments to them if we do so. In the case of a termination without cause of either Mr. West or Mr. Westbrook, the terminated executive will be entitled to receive severance compensation for 24 months in an amount equal to 100% of his then current monthly base salary, together with a bonus equal to a pro rata portion of his previous year's bonus.

         If either executive dies while employed by us, we will be obligated to pay his estate any sums due and owing through the end of the month during which the death occurred. Additionally, we must pay the executive's estate a bonus equal to a pro rata portion of the executive's previous year's bonus.

         Under the agreements, Messrs. West and Westbrook also have the right to terminate their employment at any time upon written notice to us. In such event, we will only be obligated to pay any amounts due and owing up to and including the date of such termination.

         The employment agreements with Messrs. West and Westbrook also provide for change in control benefits, regardless of whether the executive remains employed by us or our successor following a change in control. In the event of a change in control (as defined by Treasury Regulation Section 1.409A-3(i)(5)), the executive will be entitled to cash compensation equal to three times his then current annual base salary as well as a bonus equal to a pro rata portion of his previous year's bonus. Additionally, any outstanding incentive awards or stock options shall become fully vested.

         At the time of any termination of employment for any reason, we will enter into a Severance Agreement and Release with the terminated executive acknowledging any remaining obligations. This agreement will also discharge both us and the executive from any claims or obligations arising out of or in connection with the executive's employment, including the circumstances surrounding the termination.

         If the executive is suspended or temporarily prohibited from conducting our affairs by any action by any applicable regulatory or other legal authority and is not terminated from employment with us, our obligations under the applicable employment agreement will be suspended as of the earlier of the date of such suspension or the date on which the executive was provided with notice of any suspension action. If the charges underlying any suspension action are thereafter dismissed, we will reinstate any obligations to the executive which were suspended and will be obligated to pay the executive all compensation withheld during the period of suspension.

         If we determine that any payments provided for in the agreement would constitute "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended, then the compensation we would be required to pay under the agreement will be reduced to an amount the value of which is $1.00 less than the maximum amount that could be paid to the executive without the compensation being treated as an "excess parachute payment."

         Other provisions of the agreements with Messrs. West and Westbrook require them to maintain the confidentiality of information obtained from us during employment with us (including trade secrets) and for a period of 24 months after termination of their employment with us. The agreements also prohibit the executives from competing with us or soliciting our customers or employees for a period of 24 months after termination of employment with us. In the event that we terminate either executive without cause, the terminated executive will have the option to reduce the noncompetition and nonsolicitation provisions in the agreement to any period not less than 12 months, but will be required to accept a pro rata reduction in any severance benefits payable by us for each month the restrictive period is decreased.

         The foregoing is merely a summary of certain provisions of the employment agreements, and is qualified in its entirety by reference to such agreements, which have been filed with the Securities and Exchange Commission. This summary does not create any rights in any person.

Retirement Benefits

Salary Continuation Agreements

         We have entered into Salary Continuation Agreements with Messrs. Ridgeway, West, and Westbrook. The agreements provide for payments of benefits to Messrs. Ridgeway, West, and Westbrook commencing at their retirements at age 65, or earlier to the respective executive's beneficiary in the event of the executive's death. We have purchased universal life insurance policies on the lives of Messrs. Ridgeway, West, and Westbrook, which are reflected in our balance sheet as cash surrender value of life insurance. Although we plan to use these policies to fund our obligations under the agreements, our obligations are independent of the policies.

         Agreement with Mr. Ridgeway

         The agreement with Mr. Ridgeway provides that if his employment is terminated at or after he reaches age 65, we will pay him an annual retirement benefit of 35% of his final salary. This benefit is payable in monthly installments beginning in the month after his retirement and continuing for the greater of his life or 239 months. This amount is currently estimated to be $111,557 per year at Mr. Ridgeway's projected normal retirement date.

         In the event that Mr. Ridgeway's employment with us is terminated prior to his retirement for any reason other than death or disability or for cause, the agreement provides that he will be paid a retirement benefit beginning at age 65 of $103,141.

         In the event that Mr. Ridgeway's employment with us is terminated prior to age 65 due to disability, in lieu of the benefits set forth above, he will be paid an annual benefit after he reaches age 65 of $111,557.

         In the event that Mr. Ridgeway dies while he is employed by us, his agreement provides that his beneficiary shall receive an amount of $820,222. This amount would be paid in a lump sum.

         Agreements with Messrs. West and Westbrook

         The agreements with each of Messrs. West and Westbrook provide that if their employment with us is terminated at the later of age 65 or upon "separation of service" (as defined in Sections 414(b) and 414(c) the Internal Revenue Code), we will pay them an annual benefit of 15% of their final pay. The agreements define "final pay" as the executive's highest annualized base salary (before reduction for compensation deferred pursuant to all qualified, non-qualified, and Internal Revenue Code Section 125 plans) from the three years prior to separation from service, including the year separation from service occurs. This benefit is to be distributed in 12 equal monthly installments for a period of 15 years, commencing on the first day of the month following retirement. We refer to this benefit as the "normal retirement benefit." These annual amounts are currently estimated to be $36,783 and $75,360 for Messrs. West and Westbrook, respectively, at each of their projected normal retirement dates.

         The agreements with each of Messrs. West and Westbrook provide that if their employment with us is terminated prior to age 65, except following a change of control or due to death, disability or termination for cause, we are required to pay them the vested percentage, determined as of the end of the plan year preceding separation from service, of the normal retirement benefit referred to in the paragraph above pursuant to a vesting schedule. For Mr. West, the vesting schedule ranges from 9.74% for the plan year ending September 30, 2009 to 100% at or after January 31, 2015. For Mr. Westbrook, the vesting schedule ranges from 5.58% for the plan year ending September 30, 2009 to 100% at or after May 27, 2027. This benefit is to be distributed in 12 equal monthly installments for a period of 15 years, commencing on the first day of the month following the executive's reaching age 65.

         The agreements with each of Messrs. West and Westbrook provide that if their employment with us is terminated prior to age 65 due to disability, we are required to pay them the vested percentage, determined as of the end of the plan year preceding separation from service, of the normal retirement benefit pursuant to a vesting schedule. For Mr. West, the vesting schedule ranges from 32.46% for the plan year ending September 30, 2009 to 100% at or after January 31, 2015. For Mr. Westbrook, the vesting schedule ranges from 18.60% for the plan year ending September 30, 2009 to 100% at or after May 27, 2027. This benefit is to be distributed in 12 equal monthly installments for a period of 15 years, commencing on the first day of the month following the executive's reaching age 65.

         The agreements with each of Messrs. West and Westbrook provide that if there is a separation of service following a change in control, we are required to pay them 100% of 15% of final pay (as defined above) increased by 4% annually until they reach age 65. This benefit is to be distributed in 12 equal monthly installments for a period of 15 years, commencing on the first day of the month following the executive's reaching age 65.

         The agreements define "change of control" as the occurrence of a "change in ownership" or a "change in effective control" of our Company or any affiliated corporation, as described in Treasury Regulations Section 1.409A-3(g)(5) (we refer to these terms collectively as "change in control events"). To qualify as a change in control, the occurrence of the change in control event must be objectively determinable. To constitute a change in control, the change in control event must relate to (i) the corporation for which the executive is performing services at the time of the change in control;
(ii) the corporation that is liable for the payment of the deferred compensation; or (iii) a corporation that is a majority shareholder of a corporation identified in subparagraph (i) or (ii) above, or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in subparagraph (i) or (ii) above.

         A "change in ownership" of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in ownership of the corporation or to cause a change in the effective control of the corporation.

         Even if a corporation has not undergone a change in ownership, a "change in effective control" of a corporation occurs on the date that either:
(i) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35 percent or more of the total voting power of the stock of such corporation; or (ii) a majority of members of the corporation's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation's board of directors prior to the date of the appointment or election.

         The agreements provide that commencement of payments will be deferred for six months if failure to do so would cause a violation of Internal Revenue Code Section 409A. In such event, any distribution which would otherwise be paid to the executive within the first six months following the separation from service will be accumulated and paid to the executive in a lump sum the first day of the seventh month following the separation from service. All subsequent distributions will be paid in the manner specified.

         The agreements provide that, if either of Messrs. West or Westbrook dies while in active service to us, we are required to pay his designated beneficiary 15% of final pay (as defined above) increased by 4% annually until they reach age 65. This payment is to be made as a lump sum present value of the projected stream of payments at normal retirement within 60 days after we receive a copy of the death certificate. If the executive dies after any benefit distributions have commenced under the agreement, but before receiving all such distributions, we are required to pay his beneficiary the remaining benefits at the same time and in the same amounts that would have been distributed to the executive had the executive survived. If the executive is entitled to benefit distributions under the agreement, but dies prior to the commencement of benefit distributions, we are required to pay his beneficiary the same benefits that the executive was entitled to prior to death except that the benefit distributions will commence within 30 days following our receipt of the death certificate.

         We are not required to make any payments to Messrs. West or Westbrook if we terminate their employment for cause or if they are subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

         The agreements also provide that Messrs. West and Westbrook will forfeit their payments under the agreements if, while they are employed by us or while they are receiving payments under the agreements, they, directly or indirectly, own, manage, operate, control, are employed by, consult with, participate in, or are connected in any manner with the ownership, employment, management, operation, consulting or control of any financial services institution that competes with us.

         The foregoing is merely a summary of certain provisions of the Salary Continuation Agreements and is qualified in its entirety by reference to the agreements, which have been filed with the Securities and Exchange Commission.


Death Benefits - Split Dollar Life Insurance

         We provide Mr. Ridgeway with a life insurance policy and have entered into a Split Dollar Agreement with him relating thereto. We are the owner of the policy and pay all of the premiums on the policy. Upon Mr. Ridgeway's death, the agreement requires payment to us of proceeds equal to the greater of (a) the cash surrender value of the policy, or (b) the aggregate premiums we have paid on the policy, less any indebtedness to the insurer. Any remaining amount of proceeds is required to be paid to Mr. Ridgeway's designated beneficiary or any assignee, but only if he was employed by us at normal retirement age. The agreement defines "normal retirement age" as the earliest of Mr. Ridgeway's 65th birthday, the date of termination of his employment as a result of disability, or the date of a change of control.

         The agreement defines "change of control" as any of the following: (a) direct or indirect acquisition by any person within any 12 month period of securities representing an aggregate of 20% percent or more of the combined voting power of our outstanding securities; (b) during any period of two consecutive years, individuals who at the beginning of such period constitute our Board, cease for any reason to constitute at least a majority of our Board, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; (c) consummation of (i) a merger, consolidation or other business combination of our Company unless our outstanding common stock immediately prior to the transaction would continue to represent at least 67% of the outstanding common stock of the surviving entity immediately following such transaction; or (ii) a plan of complete liquidation of our Company or an agreement for our sale or disposition of all or substantially all of our assets; or (d) the occurrence of any other event or circumstance which is not covered by
(a) through (c) above which the Board of Directors of the Company determines affects control of our Company and, in order to implement the purposes of the Split-Dollar Agreement, adopts a resolution that such event or circumstances constitutes a change of control for the purposes of the agreement.

         We may not sell, surrender or terminate the policy unless we first offer Mr. Ridgeway the right to purchase it for an amount equal to the cash surrender value. After termination of Mr. Ridgeway's employment at normal retirement age, we are required to maintain the policy in full force and effect unless we replace it with comparable coverage. We impute income to Mr. Ridgeway in an amount equal to the current term rate for his age multiplied by the aggregate death benefit payable to his beneficiary. The "current term rate" is defined as the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

         The foregoing is merely a summary of the Split Dollar Agreement, and is qualified in its entirety by reference to the agreement itself, which is filed with the Securities and Exchange Commission. This summary does not create any rights in any person.

Temporary Limitation of Payments

         In connection with the sale of preferred stock to the United States Treasury on April 24, 2009, Messrs. Ridgeway, West and Westbrook have waived certain rights and agreed to the modification of their compensation during the period that any of the preferred stock is held by the United States Treasury in order to comply with certain provisions of the Emergency Economic Stability Act of 2008 and the regulations issued thereunder. Accordingly, some of the compensation and benefits discussed above may not be payable if the payment is due or accrues during the period that any of the preferred stock is held by the United States Treasury.

1993 Incentive Stock Option Plan

         The 1993 Peoples Bancorporation, Inc. Incentive Stock Option Plan (the "1993 Plan") reserved 890,968 shares (as adjusted for stock dividends and stock splits since inception of the plan) for issuance upon exercise of options under the plan, and provided for the grant of options at the discretion of our Board of Directors or a committee designated by the Board to administer the 1993 Plan. The option exercise price was required to be at least 100% of the fair market value of the stock on the date the option was granted (or 110% in the case of an option granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company), and the options are exercisable by the holder thereof prior to their expiration in accordance with the terms of the holder's Stock Option Agreement and the 1993 Plan. Stock options granted pursuant to the 1993 Plan expire no later than ten years from the date on which they are granted, except in the case of options granted to ten percent shareholders, which expire not later than five years from the date on which they are granted. The 1993 Plan had a ten-year term and has, therefore, terminated. Although options may still be exercised under the 1993 Plan, no further options may be granted under the 1993 Plan.

2004 Stock Option Plan

         The 2004 Stock Option Plan (the "2004 Plan") reserved 355,535 shares (as adjusted for stock splits and stock dividends since inception of the plan) for issuance pursuant to the exercise of options under the 2004 Plan. The plan is administered by our Board of Directors or a committee appointed by the Board. Options awarded under the plan may be "incentive stock options" within the meaning of the Internal Revenue Code or non-qualified options. Options may be granted pursuant to the 2004 Plan to persons who are directors, officers or key employees of the Company or any subsidiary (including officers who are employees) at the time of grant. Our Board of Directors or the committee selects the persons to receive grants under the 2004 Plan and determines the number of shares covered by options granted under the plan. All stock options will have such exercise prices as may be determined by the Board of Directors or the committee at the time of grant, but such prices may not be less than the fair market value of our common stock (as determined in accordance with the plan) at the date of grant. The Board of Directors or the committee may set other terms for the exercise of the options but may not grant to any one holder more than $100,000 of incentive stock options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. No options may be exercised after ten years from the date of grant, and options may not be transferred except by will or the laws of descent and distribution. Incentive stock options may be exercised only while the optionee is an employee of our Company, within three months after the date of termination of employment, or within twelve months of death or disability, but only to the extent the option has not expired.

         The number of shares reserved for issuance under the 2004 Plan, the number of shares covered by outstanding options and the exercise price of options will be adjusted in the event of changes in the number of outstanding shares of common stock effected without our receipt of consideration. All outstanding options will become immediately exercisable in the event of a change of control, or imminent change of control, of our Company (both as defined in the plan). In the event of an extraordinary corporate action (as described in the plan), subject to any required shareholder approval, the Board of Directors or the committee, in its sole discretion, may also cancel and pay for outstanding options. The Board or committee also has the power to accelerate the exercise date of outstanding options at any time. The Board of Directors may alter, suspend or discontinue the plan, but may not increase (except as discussed above) the maximum number of shares reserved for issuance under the plan, materially increase benefits to participants under the plan, or materially modify the eligibility requirements under the 2004 Plan without shareholder approval or ratification. The 2004 Stock Option Plan will terminate on April 6, 2014, and no options will be granted thereunder after that date.

         The foregoing summaries of the 1993 Stock Option Plan and the 2004 Stock Option Plan are qualified in their entirety by reference to the plans, which have been filed with the Securities and Exchange Commission as exhibits to registration statements on Forms S-8 in 2004.

Compensation of Directors

Directors' Fees

         We paid director fees of $500 per quarterly board meeting in 2009, with the Chairman of the Board receiving an additional $500 per quarterly Board meeting. We also paid committee fees of $250 per meeting in 2009. We paid the chair of each committee an additional $100 for each meeting.

         Most of our directors also served as a director of one of our Banks in 2009. The Peoples National Bank paid director fees of $950 per meeting in 2009, with the Chairman receiving an additional $475 per meeting; Bank of Anderson, N.A. paid director fees of $500 per meeting in 2009, with the Chairman receiving an extra $250 per meeting; and Seneca National Bank paid director fees of $300 per meeting in 2009 with the Chairman receiving an extra $200 per meeting in 2009. The Peoples National Bank paid committee fees of $200 per meeting in 2009; Bank of Anderson, N.A. paid committee fees of $150 per meeting in 2009; and Seneca National Bank paid committee fees of $100 per meeting in 2009. The chairs of the Banks' committees each receive an additional $100 per committee meeting. Payment of director fees is not contingent upon attendance at regularly scheduled board meetings, but attendance is required for payment in connection with special called board meetings.

         Information about fees paid to each director in 2009 is set forth in the "Director Compensation" table below.

1997 Non-Employee Director Stock Option Plan

         The 1997 Non-Employee Director Stock Option Plan (the "1997 Plan") initially reserved 410,479 shares (as adjusted for stock splits and stock dividends since inception of the plan) for issuance upon exercise of options under the 1997 Plan, and provided for the granting to our non-employee directors of options under a non-discretionary formula set forth in the 1997 Plan. The option exercise price of each option was required to be not be less than 100% of the fair market value of the shares of our common stock on the date of grant, and the options are exercisable by the holder thereof prior to their expiration in accordance with the terms of the holder's stock option agreement and the 1997 Plan. Stock options granted pursuant to the 1997 Plan expire no later than ten years from the effective date of the 1997 Plan.

          The 1997 Plan terminated on April 14, 2007, and no further options may be granted under the plan (though outstanding options may still be exercised until their expiration dates).

2007 Non-Employee Director Stock Option Plan

         The 2007 Non-Employee Director Stock Option Plan (the "2007 Plan") was approved by our shareholders at the 2007 Annual Meeting. The provisions of the 2007 Plan are substantially the same as the provisions of the 1997 Plan and the plan is, in essence, an extension of the 1997 Plan. The 1997 Plan expired with 88,715 shares (as adjusted for stock dividends since inception of the plan) shares still reserved for grant that could no longer be granted because of expiration of that plan. Accordingly, the Board adopted, and shareholders approved, the new 2007 Plan reserving 88,715 shares (as adjusted for stock dividends since inception of the plan) for issuance upon exercise of options granted under the 2007 Plan. The 2007 Plan is also a formula plan that provides for an annual grant after each annual meeting of shareholders of 500 shares to each person who has served as a non-employee director of the Company or its bank subsidiaries during the preceding year, with a maximum grant to any director of 5,000 shares in the aggregate under the 1997 and 2007 Plans. Options granted under the 2007 Plan are exercisable immediately upon grant. The option exercise price of each option must not be less than 100% of the fair market value of the shares of our common stock on the date of grant, and the options are exercisable by the holder thereof prior to their expiration in accordance with the terms of the holder's stock option agreement and the 2007 Plan. Stock options granted pursuant to the 2007 Plan expire no later than ten years from the effective date of the 2007 Plan. Information about individual grants under the plan in 2009 is provided in the table below.

                           2009 Director Compensation

         The table below provides information about the compensation we paid to each of our non-employee directors in 2009. Information about compensation we paid to our executive officers who are also directors, including compensation paid to them in their capacity as directors, is provided in the Summary Compensation Table above.

            Name                  Fees       Stock     Option       Non-Equity        Nonqualified        All Other        Total
                                 Earned     Awards     Awards     Incentive Plan        Deferred        Compensation        ($)
                                   or         ($)      ($)(2)      Compensation       Compensation
                                Paid in                                 ($)             Earnings
                                  Cash
                                  (1)
                                 -------    ------     ------     --------------        --------        ------------      ----------
Paul C. Aughtry, III ........    $15,800         0       $775          $    0            $    0            $      0       $16,575
Charles E. Dalton ...........    $25,350         0          0          $    0            $    0            $      0       $25,350
W. Rutledge Galloway ........    $21,500         0          0          $    0            $    0            $      0       $21,500
R. David Land ...............    $ 9,700         0       $775          $    0            $    0            $      0       $10,475
E. Smyth McKissick, III .....    $13,400         0          0          $    0            $    0            $      0       $13,400
Eugene W. Merritt, Jr. ......    $13,400         0          0          $    0            $    0            $      0       $13,400
George B. Nalley, Jr. .......    $19,000         0          0          $    0            $    0            $      0       $19,000
George Weston Nalley ........    $17,425         0       $775          $    0            $    0            $      0       $18,200
Timothy J. Reed .............    $14,775         0       $775          $    0            $    0            $      0       $15,550
William R. Rowan, III .......    $28,675         0       $775          $    0            $    0            $      0       $29,450
D. Gray Suggs ...............    $10,925         0       $775          $    0            $    0            $      0       $11,700
A. J. Thompson, Jr., M.D. ...    $     0         0          0          $    0            $    0            $      0       $     0(3)

     (1) Includes payment of directors' fees for service on the board of the Company, fees for service as chairman of the board, and fees for service on the boards of our subsidiary banks. Also includes the payment of fees for attendance at meetings of committees of the boards that the director serves on as well as fees for service as chairman of a board committee

     (2)  The  assumptions  made in valuation of option  awards are set forth in
          Note 16 to the Company's audited financial statements for the year ended December 31, 2009, which are included in our Form 10-K for the year ended December 31, 2009 and in our 2009 Annual Report to Shareholders. The amounts shown in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, and do not represent dollar amounts paid to the directors. Mr. Aughtry, Mr. Land, Mr. G. W. Nalley, Mr. Reed, Mr. Rowan and Mr. Suggs were granted options to purchase 500 shares each on June 10, 2009 with a fair value at the time of grant of $1.55 per share, computed in accordance with FAS 123(R). These options granted in 2009 vested immediately. The aggregate number of stock options outstanding at fiscal year-end 2009 for each director is as follows: Mr. Aughtry, 1,000 shares; Mr. Dalton, 3,158 shares; Mr. Land, 7,577 shares; Mr. McKissick, 3,158 shares; Mr. Merritt, 3,158 shares; Mr. G. W. Nalley, 2,076 shares; Mr. Reed, 1,000 shares; Mr. Rowan, 1,525 shares; Mr. Suggs, 1,525 shares.

     (3)  Dr. A. J. Thompson declined receiving any fees in 2009.

                       NONBINDING PROPOSAL FOR SHAREHOLDER
                       APPROVAL OF EXECUTIVE COMPENSATION

      In February 2009, Congress enacted the American Recovery and Reinvestment Act of 2009 (the "ARRA"). The ARRA imposes a number of requirements on financial institutions, like us, that sold preferred stock to the United States Treasury under its Capital Purchase Program ("CPP"). One of the requirements is that at each annual meeting of shareholders during the period in which any of such preferred stock remains outstanding, we must permit a separate nonbinding shareholder vote to approve the compensation of certain of our executives.

      This proposal gives you as a shareholder the opportunity to vote for or against the following resolution:

      "RESOLVED, that the shareholders of Peoples Bancorporation, Inc. (the "Company") approve the compensation of the Company's executives named in the Summary Compensation Table of the Company's Proxy Statement for the 2010 Annual Meeting of Shareholders, including the "Management Compensation" section, the executive compensation tables and the related disclosure contained in the 2010 Proxy Statement."

      Because your vote is advisory, it will not be binding on our Board and may not be construed as overruling any decision by the Board, nor to create or imply any additional fiduciary duty of the Board. However, the Board may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

      Shareholders   are   encouraged  to  review   carefully  the   "Management
Compensation" section of this proxy statement for a detailed discussion of our executive compensation program.

Board of Directors' Recommendation

      Our overall executive compensation policies and procedures are described in the "Management Compensation" section, including the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. Our compensation policies and procedures are centered on a pay-for-performance approach and are designed to be aligned with the long-term interests of our shareholders, as described in the "Management Compensation" section. The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program and continually monitors our policies to ensure that they continue to emphasize programs that reward executives for results that are consistent with shareholder interests.

      Our Board and our Compensation Committee believe that our commitment to these responsible compensation practices justifies a vote by shareholders FOR the resolution approving the compensation of our executives as disclosed in this proxy statement.

      The  Board  unanimously  recommends  you vote  "FOR" the  proposal  above.
Proxies solicited by the Board will be voted "FOR" this proposal unless otherwise instructed on the proxy card.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our Banks, in the ordinary course of their business, make loans to, accept deposits from, and provide other banking services to certain of our directors and executive officers, their associates and members of their immediate families. Loans are made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Banks, and do not involve more than the normal risk of collectibility or present other unfavorable features. Rates paid on deposit accounts and fees charged for other banking services, and other terms of these transactions, are also the same as those prevailing at the time for comparable transactions with other persons. The Banks expect to continue to enter into transactions in the ordinary course of business on similar terms with directors, officers, principal stockholders, their associates, and members of their immediate families. The aggregate dollar amount of loans outstanding at each of December 31, 2009 and 2008 was $15,010,000 and $12,231,000 respectively. During 2009, $4,960,000 in new loans were made and repayments totaled $2,181,000. None of such loans have been on non-accrual status, 90 days or more past due, or restructured at any time.

         From time to time, we may also enter into other types of business transactions or arrangements for services with our directors, officers, principal shareholders, or their associates and members of their immediate families. These types of transactions or services might include, among others, construction-related services, real estate brokerage services, and public relations services. We only enter into such arrangements if we determine that the prices or rates offered are comparable to those available to us from unaffiliated third parties. We do not have written policies or procedures with respect to such transactions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         As required by Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers and certain individuals are required to report periodically their ownership of our common stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Section 16(a) reports available to us and written representations of persons subject to
Section 16(a), it appears that all such reports for these persons were filed in a timely fashion during 2009, except as follows: Mr. Rowan failed to timely file one report with respect to one transaction; and Mr. Aughtry failed to timely file one report with respect to one transaction.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         Our Board has selected Elliott Davis, LLC, Certified Public Accountants with offices in Greenville, South Carolina, to serve as our independent registered public accounting firm for 2010. We expect that representatives from this firm will be present and available to answer appropriate questions at the annual meeting, and will have the opportunity to make a statement if they desire to do so.

Fees Paid to Independent Auditors

         Set forth below is information about fees billed by Elliott Davis, LLC, our independent auditors, for audit services rendered in connection with our consolidated financial statements and reports for the years ended December 31, 2009 and 2008, and for other services rendered during such years, on our behalf, as well as all out-of-pocket expenses incurred in connection with these services, which have been billed to us.

                                     Year Ended                Year Ended
                                  December 31, 2009         December 31, 2008
                                  -----------------         -----------------
Audit Fees .................           $ 95,500                  $ 82,050
Audit-Related Fees .........             12,200                    11,945
Tax Fees ...................             17,660                    15,550
All Other Fees .............                  -                         -
                                       --------                  --------
         Total .............           $125,360                  $109,545

Audit Fees

         Audit fees include fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in our quarterly reports, and services that are normally provided by our independent auditor in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees

         Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under "Audit Fees." These services include employee benefit plan audits, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees

         Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation includes fees billed for professional services related to federal and state tax compliance. Other tax services include fees billed for other miscellaneous tax consulting and planning.

All Other Fees

         All other fees would include fees for all other services other than those reported above.

         In making its decision to recommend appointment of Elliott Davis, LLC as our independent auditors for the fiscal year ending December 31, 2010, our Audit Committee considered whether services other than audit and audit-related services provided by that firm are compatible with maintaining the independence of Elliott Davis, LLC.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

         Our Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent auditors, subject to possible limited exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting.

         General pre-approval of certain audit, audit-related and tax services is granted by the Committee and the Committee subsequently reviews fees paid. Specific pre-approval is required for all other services. During 2009, all audit and permitted non-audit services were pre-approved by the Committee.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of our Board of Directors has reviewed and discussed with our management our audited financial statements for the year ended December 31, 2009. Our Audit Committee has discussed with our independent auditors, Elliott Davis, LLC, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Our Audit Committee has also received the written disclosures and the letter from Elliott Davis, LLC, required by applicable requirements of the Public Company Accounting Oversight Board regarding Elliott Davis, LLC's communications with the Committee concerning independence, and has discussed with Elliott Davis, LLC, their independence.

         Based on their review of the consolidated financial statements and discussions with and representations from management and Elliott Davis, LLC referred to above, our Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2009, for filing with the Securities and Exchange Commission.

                                Respectfully submitted,

               Charles E. Dalton                  Timothy J. Reed
               R. David Land                      William R. Rowan, III
               George Weston Nalley               D. Gray Suggs



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

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         You may obtain copies of the Company's Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission for the year ended December 31, 2009, free of charge by requesting such form in writing from Robert E. Dye, Jr., Secretary, Peoples Bancorporation, Inc., P. O. Box 1989, Easley, South Carolina 29641. Copies may also be downloaded from the Securities and Exchange Commission website at http://www.sec.gov.

                           INCORPORATION BY REFERENCE

         The Audit Committee Report shall not be deemed to be filed with the Securities and Exchange Commission, nor shall it be deemed incorporated by reference into any of our prior or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate such information by reference.

                                     WEBSITE

         Our website is peoplesbc.com. The information in the links is provided by third parties and we assume no responsibility for the accuracy or adequacy of such information. None of our committee charters are posted on our website or in the links to information about us.

               NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

              IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
                                    MATERIALS
                   FOR THE SHAREHOLDERS MEETING TO BE HELD ON
                             WEDNESDAY, MAY 26, 2010

         The Company's 2009 Annual Report and 2010 Proxy Statement are available via the Internet at: http://www.peoplesbc.com.

                                  OTHER MATTERS

         We are not aware of any other matters not referred to in the enclosed proxy that may be brought before the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment on such matters. As of the date of the preparation of this Proxy Statement, no shareholder has submitted to management any proposal to be acted upon at the Annual Meeting.

                                   Appendix A

                             PEOPLES BANCORPORATION

                             AUDIT COMMITTEE CHARTER

                         Date Approved: October 22, 2008

                               THE AUDIT COMMITTEE

The Board of Directors of Peoples Bancorporation (the Company) has created a committee of directors to be known as the AUDIT COMMITTEE with its goals and objectives, composition, term of office, and duties and responsibilities as follows.

                              GOALS AND OBJECTIVES

The primary goal of the Committee will be to assist the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices of the Company, as well as regulatory compliance. In accomplishing this goal, the Committee will:

o Oversee the efforts of the Company's internal audit function and that of its external auditors.

o Maintain, by scheduling regular meetings, open lines of communications among the board and its internal and external auditors to exchange views and information as well as confirm their respective authority and responsibilities;

o Serve as an independent party to review the financial information publicly disclosed by management; and

o    Review  the  adequacy  of  the  administrative,   operating,  and  internal
     accounting controls of the Company and its subsidiaries and evaluate adherence to those controls.

                                  COMPOSITION

The Board of Directors shall annually appoint at least five members to the Audit Committee who are also members of the Board of Directors of Peoples Bancorporation, Inc. Each member will be independent of senior management and operating executives of the Company and its subsidiaries and free from any relationship that might in the opinion of the Board of Directors be construed as a conflict of interest. One of the members shall be elected chairperson of the Committee by the Committee.

                                    MEETINGS

The Committee is to meet at least four times each year and as many times as the Committee deems necessary. A quorum of the Committee shall consist of three members. Minutes or other records of meetings and activities of the Audit Committee shall be maintained.

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

As necessary or desirable, the regular Committee meetings will consist of a general session, at which the Chairman may request that members of management, the Director of Internal Audit and Risk Management and representatives of the external public accountants be present.

Following the conclusion of the general session, the Committee will excuse management representatives in order to meet privately with the Director of Internal Audit and Risk Management, external auditors, or others at the Committee's discretion.

An executive session of Committee members only may follow.

                          DUTIES AND RESPONSIBILITIES

The Committee shall have the following duties and responsibilities:

     1. At least annually, appoint or replace, and oversee the work of the external auditors, who shall report directly to the Committee;

     2. Provide for audits and reviews to be conducted in compliance with statutory requirements;

     3. Review significant audit findings, recommendations, and management's corresponding responses and the implementation plan of significant audit findings;

     4.   Review and approve audit plans for the Company and its subsidiaries;

     5. Review the effectiveness of both the internal audit and external audit functions through meetings with each respective group;

     6. Determine that no management restrictions are being placed upon the internal or external auditors;

     7. Review the adequacy and effectiveness of the administrative, operating and accounting policies of the Company and its subsidiaries through active communication with operating management and internal and external auditors;

     8. Review the adequacy of the internal accounting control systems of the Company and its subsidiaries by review of written reports from the internal and external auditors and monitor management's responses and actions to correct any noted deficiencies;

     9.   Review  with   management   and  internal   and  external   auditors',
          significant risks and exposures, audit / review activities and significant findings;

     10. Review financial reports, together with related media announcements prior to their release to the public;

     11.  Review  all   regulatory   reports   submitted   to  the  Company  and
          management's response to them;

     12. Require reports from management and the external and internal auditors on any significant proposed regulatory, accounting or reporting issue to assess the potential impact upon the financial reporting process of the Company and its subsidiaries;

     13. Review and approve significant accounting changes as presented by management, and the external and internal auditors as noted above;

     14. Review and approve the year-end "Report on Consolidated Financial Statements" and the "Report to the Audit Committee of the Board of Directors" with operating management and the external auditors;

     15. Identify and direct any special projects or investigations deemed necessary;

     16.  Pre-approve all audit services and permitted non-audit services;

     17. Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable auditing or accounting matters;

     18. Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable; and

     19. Report to the full Board of Directors a summary of the work performed by the Committee to fully discharge its duties during the year.

                                   Appendix B

                             PEOPLES BANCORPORATION

                         COMPENSATION COMMITTEE CHARTER

                         Date Approved: January 28, 2009

                                     PURPOSE

The Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Peoples Bancorporation, Inc. (the "Company") shall discharge the Board's responsibilities to shareholders, potential shareholders, the investment community and other stakeholders with respect to its oversight of the following:

(i) Recommending the compensation of the Company's executive officers, including all management members who hold an Employment Contract, to the Board for approval;
(ii) Reviewing and making recommendations to the full Board regarding Board compensation; and
(iii) Overseeing the Company's stock option plans and serving as the Stock Option Committee of the Board.

                                   COMPOSITION

The Committee shall be comprised of a minimum of 5 members of the Board, with a simple majority constituting a quorum, each of whom shall be determined by the Board to be "independent" in accordance with the Company's policy defining independent directors qualified for Compensation Committee membership.

The members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board and shall serve one year terms or until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

Unless a Chairperson is elected by the full Board, the members of the Committee shall designate a Chairperson by majority vote of the full Committee membership. The Chairperson shall be entitled to cast a vote to resolve any ties. The Chairperson will chair all regular sessions of the Committee and set the agendas for the Committee meetings.

                                    MEETINGS

The Committee shall meet as frequently as circumstances dictate. Meetings of the Committee may be held in person or telephonically at any time.

As part of its review and establishment of the performance criteria and compensation of designated key executives, the Committee should meet separately at least on an annual basis with the Company's chief executive officer (CEO) and any other corporate officers, as it deems appropriate. However, the Committee should meet regularly without such officers present, and in all cases such officers shall not be present at meetings at which their performance and compensation are being discussed.

All non-management directors who are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite other persons to its meetings as it deems appropriate.

                           RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall:

Recommend Compensation for Executive Officers and Directors

(i) Recommend the annual compensation of the CEO, taking into consideration feedback from the Executive Committee's annual review of the CEO;
(ii) Recommend the compensation of the Company's other executive officers, including all management members who hold an Employment Contract, taking into consideration the recommendation of the CEO; and
(iii) Review and determine the appropriateness of the Board's compensation on an annual basis.

Monitor Incentive Based Compensation Plans

(i) Review and make recommendations to the Board with respect to any Company incentive-compensation plans; and
(ii) Select, retain and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. In the event the Committee retains a compensation consultant, the Committee shall have the sole authority to approve such consultant's fees and other retention terms.

Reports

(i)  Report regularly to the Board:
     o    following meetings of the Committee;
     o    with  respect  to  such  other   matters  that  are  relevant  to  the
          Committee's discharge of its responsibilities; and
     o with respect to such recommendations as the Committee may deem appropriate.
(ii) Maintain minutes or other records of meetings and activities of the Committee.

                          ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable. The Board shall also issue an annual evaluation of the Committee's performance.

                                      PROXY

                          PEOPLES BANCORPORATION, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR ANNUAL MEETING OF SHAREHOLDERS - WEDNESDAY, MAY 26, 2010

         Robert E. Dye, Jr. and Patricia A. Jensen, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of Peoples Bancorporation, Inc. held of record by the undersigned on the Record Date at the Annual Meeting of Shareholders to be held on May 26, 2010, and at any adjournment thereof, as follows:

     1.   Election of Directors.

          NOMINEES: 3-year terms: Paul C. Aughtry, III, R. David Land, Eugene W.
                                  Merritt, Jr., and George B. Nalley, Jr.

                  [ ]  FOR all nominees listed     [ ]  WITHHOLD AUTHORITY
                       above                            to vote for all nominees
                                                        listed above

         [ ] WITHHOLD AUTHORITY only on the following nominees:_________________

             ___________________________________________________________________


          Instructions:  To withhold  authority  to vote for any  individual(s), write the nominee's(s') name(s) on the line above.

2.   Nonbinding Proposal for Shareholder Approval of Executive Compensation.

     "RESOLVED, that the shareholders of Peoples Bancorporation, Inc. (the "Company") approve the compensation of the Company's executives named in the Summary Compensation Table of the Company's Proxy Statement for the 2010 Annual Meeting of Shareholders, including the "Management Compensation" section, the Executive Compensation tables and the related disclosure contained in the 2010 Proxy Statement."

          [ ]  FOR               [ ]  AGAINST              [ ]  ABSTAIN

3. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THIS PROXY WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Dated: ________,  2010

                                ________________________________________________

                                ________________________________________________